Exhibit 99.2

Subject to completion

PRISM TECHNOLOGIES, LLC

PROXY FOR THE SPECIAL MEETING OF

MEMBERS TO BE HELD ON [______], 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS

(Continued, and to be marked, dated and signed, on the other side of this proxy card.)

 SPECIAL MEETING OF MEMBERS OF

PRISM TECHNOLOGIES, LLC

[___], 2015

The Board of Managers unanimously recommends a vote “For” Proposals 1 and 2. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink.

The undersigned hereby appoints Gregory J. Duman with full powers of substitution, as Proxy for the member, to attend the Special Meeting of the Members of Prism Technologies, LLC, to be held at [     ], on [     ], [     ], 2015, at [     ] a.m., local time, and any adjournments or postponements thereof, and to vote all membership units of Prism Technologies, LLC held of record that the member is entitled to vote upon each of the matters referred to in this Proxy.

THE MEMBERSHIP UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

All other proxies heretofore given by the undersigned to vote membership units, which the undersigned would be entitled to vote if personally present at the special meeting or any postponement of adjournment thereof, are hereby expressly revoked.

			For	Against	Abstain

1.      Approval of the Merger and the Merger Agreement. Proposal that the Agreement and Plan of Merger, dated November 11, 2014 (the “Merger Agreement”), by and among Prism Technologies, LLC, Internet Patents Corporation, Strategic Concepts Acquisition Corp., a wholly owned subsidiary of Internet Patents Corporation (“Merger Sub”), and Gregory J. Duman, as the Securityholders’ Agent, a copy of which is attached as Annex A to this joint proxy statement/prospectus, be approved and that the merger of Merger Sub with and into Prism Technologies, LLC, pursuant to the terms of the Merger Agreement be approved.

			☐	☐	☐

			For	Against	Abstain

2.      Approval of Possible Adjournment of the Prism Special Meeting. Proposal to approve the adjournment of the Prism Technologies, LLC special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the Prism Technologies, LLC special meeting.

			☐	☐	☐

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	YES	NO

Please indicate if you plan to attend the Prism special meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature PLEASE SIGN WITHIN BOX	Date	Signature (Joint Owners)	Date